UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

July 18, 2017

(Date of Report)

July 14, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Exporter Services Agreement – Global Entrepreneurship Solutions

On July 7, 2017, the Company executed an Exporter Services Agreement (“Global Agreement”) with Global Entrepreneurship Solutions, a Ghana Corporation doing business at P.O. Box CT3827 Cantonments, Accra in Ghana (“Global”). The Company intends on providing Global with market analysis and support, and specialty products pertaining to industrial equipment and exporting of auto parts, auto equipment, and related services through the AmericaTowne Platform. The term of the Agreement is fifteen years (absent extension or termination). Global has one-year from the effective date of the Agreement to participate in the Company’s Sample and Test Market Program.

The AmericaTowne Platform will consist of exhibition, showroom and display facilities, support office(s) and staff located in the United States and China, and the platform will provide a buyer’s network, and online websites either directly owned by AmericaTowne or in a partnership with third-parties in order to support the exhibition center, showroom and network to market imported goods and services to consumers in China. The AmericaTowne Platform will provide the customer with access to and participation in a program whereby the Company will exercise its experience, expertise and training in assessing the customer’s market acceptance and demand of the customer’s products or services in China (and perhaps other locales depending on the Company’s findings).

Global has agreed to pay the Company a nonrefundable service fee of $55,000.00 USD on the Effective Date (the “Service Fee”). The Service Fee is recognized when deliverables are provided. The Service Fee is paid for deliverables including a market analysis, review of proposed goods and services, expectations for supply and demand in the market, how to conduct an export business in China, information on financing, the export tax savings programs, and selecting and assigning a sister tax saving company.

The Parties have agreed that the Service Fee will be paid as follows: (a) $1,500 on the date the Global Agreement was signed, (b) monthly payments of $1,000.00 for 53 months, and (3) a final payment of $500 the month after the final $1,000 payment. The first monthly payment is scheduled for August 30, 2017. Global may be required to sign a note for outstanding service fees. Also, the Company, at its sole discretion, may exchange other assets or items of value for payments due.

Global has also agreed to pay the Company a “Transaction Fee” for each transaction between Global and any end buyer arranged through or facilitated by the Company in the amount of 8% (the “Transaction Fee”). The Transaction Fee shall include the services provided by the Company in its Platform, Sample and Test Market Program, and if applicable, Accepted Market Program. The Transaction Fee shall be recognized as revenue after the transactions is completed. The Transaction Fee shall be first deducted by the Company from the amount the end-buyer owes Global, plus other fees, if any, unless otherwise prohibited under any applicable restriction associated with health care fees being paid in violation of any applicable laws. There are no related-party disclosures under the Global Agreement, and the control persons of Global are not shareholders in the Company. Though the Effective Date of the Global Agreement is July 7, 2017, the Company did not receive a fully executed copy of the Global Agreement on July 18, 2017.

Exporter Service Agreement – BATROMACK

On July 14, 2017, the Company executed an Exporter Services Agreement (“BATROMACK Agreement”) with BATROMACK Enterprises, LLC, a North Carolina limited liability company doing business at 1305 Mooreland Court in Raleigh, NC 27603 (“BATROMACK”). Similar to its other Export Services Agreements, the Company intends on providing BATROMACK with market analysis and support, and specialty products pertaining to industrial equipment and exporting of auto parts, auto equipment, and related services through the AmericaTowne Platform. The term of the BATROMACK Agreement is also fifteen years (absent extension or termination). BATROMACK has one-year from the effective date of the Agreement to participate in the Company’s Sample and Test Market Program.

BATROMACK agreed to pay the Company a nonrefundable service fee of $55,000.00 USD on the Effective Date (the “Service Fee”). The Service Fee is recognized when deliverables are provided. The Parties have agreed that the Service Fee will be paid as follows: (a) $3,000 on the date the BATROMACK Agreement was signed, (b) $500 per month for 50 months, and (3) after the 50 consecutive monthly payments, two monthly tow payments in the amount of $12. The first $500 monthly payment is scheduled for August 30, 2017. BATROMACK may be required to sign a note for outstanding service fees. Also, the Company, at its sole discretion, may exchange other assets or items of value for payments due.

BATROMACK has also agreed to pay the Company a “Transaction Fee” for each transaction between BATROMACK and any end buyer arranged through or facilitated by the Company in the amount of 8% (the “Transaction Fee”). The Transaction Fee shall include the services provided by the Company in its Platform, Sample and Test Market Program, and if applicable, Accepted Market Program. The Transaction Fee shall be recognized as revenue after the transactions is completed. The Transaction Fee shall be first deducted by the Company from the amount the end-buyer owes Global, plus other fees, if any, unless otherwise prohibited under any applicable restriction associated with health care fees being paid in violation of any applicable laws. There are no related-party disclosures under the BATROMACK Agreement, and the control persons of BATROMACK are not shareholders in the Company.

International Maritime Agents Agreement – Ocean Channel Shipping Co., Ltd.

On June 30, 2017, the Company entered into an International Maritime Agents Agreement (“Maritime Agreement”) with Ocean Channel Shipping Co., Ltd., a Chinese corporation doing business at Room 511, No. 43 Guoquan Road, Fortunre International Plaza, Yangpu District in Shanghai, China 200433 (“Ocean Channel”). Pursuant to the Maritime Agreement, the Company retains Ocean Channel to handle the import and export of good to and from China. Additionally, the Maritime Agreement directs Ocean Channel to address all international maritime agency matters for the Company or any of its related parties. The Maritime Agreement addresses a variety of different scenarios under which goods may be delivered to China and how Ocean Channel shall address the same. The term of the Maritime Agreement is two (2) years, with the possibility of a renewal.

In exchange for Ocean Channel’s services, the Company has agreed to pay Ocean Channel a monthly fee based. The Company will provide an upfront payment to Ocean Channel, and any balance remaining after deducting the costs and fees associated with Ocean Channel’s work will be addressed via a “monthly checkout method.”

Prior to the execution of the Maritime Agreement, the parties were not affiliated or related in any way. The full Maritime Agreement is attached hereto as an exhibit. A dually executed copy of the Maritime Agreement was not received by the Company until July 18, 2017.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Exporter Services Agreement dated July 7, 2017 (Global)
10.2	Exporter Services Agreement dated July 14, 2017 (BATROMACK)
10.3	Maritime Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: July 18, 2017

-5-